UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

     W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 629-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Reference is made to the press release of W. R. Berkley Corporation (the “Company”) relating to the announcement by the Company that it has agreed to sell a wholly owned investment, Aero Precision Industries, and certain related aviation services businesses. The Company expects to realize a pre-tax gain of approximately $130 million on the sale, which is expected to close in the third quarter of 2016. The closing of the transaction is subject to customary conditions.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
(99.1) Press release dated July 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By: /s/ Eugene G. Ballard
Name: Eugene G. Ballard

Title:	Executive Vice President

Date: July 18, 2016